Exhibit 99.1

LETTER OF TRANSMITTAL

Offer To Exchange

Private Warrants to Acquire Common Stock of Amprius Technologies, Inc.

for

Common Stock of Amprius Technologies, Inc.

THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON JULY 23, 2024, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. PRIVATE WARRANTS OF THE COMPANY TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW).

The Exchange Agent for the Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By First Class Mail: One State Street, 30th Floor New York, NY 10004 Attn: Corporate Action	By Overnight or Hand Delivery: One State Street, 30th Floor New York, NY 10004 Attn: Corporate Action

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, PRIVATE WARRANTS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN THE INSTRUCTIONS BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE WARRANT HOLDER HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL, THE TENDERED PRIVATE WARRANTS AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS, CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

Amprius Technologies, Inc. (the “Company,” “we,” “our” and “us”), a Delaware corporation, has delivered to the undersigned a copy of the Prospectus/Offer to Exchange dated June 24, 2024 (the “Prospectus/Offer to Exchange”) of the Company and this letter of transmittal (as it may be supplemented and amended from time to time, this “Letter of Transmittal”), which together set forth the offer of the Company to the holders of its Private Warrants (as defined below) to receive 0.197 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), in exchange for each Private Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”).

The Offer is being made to all holders of our warrants to purchase one share of our Common Stock for a purchase price of $11.50, subject to certain adjustments, which were issued in a private placement prior to the Company’s initial public offering (the “IPO”) or upon the conversion of working capital loans (the “Private Warrants”). As of June 18, 2024, there were 15,900,000 Private Warrants outstanding, of which 200,000 were held by Justin Mirro, a member of our board of directors (the “Board”), and 4,700,000 were held by Kensington Capital Partners, LLC, of which Mr. Mirro is the managing member. Mr. Mirro has waived his right to participate in the Offer and Kensington Capital Partners, LLC has agreed to tender its Private Warrants in the

Offer, each pursuant to a tender and support agreement (the “Tender and Support Agreement”). See the section of the Prospectus/Offer to Exchange entitled “The Offer—Transactions and Agreements Concerning Our Securities.” Pursuant to the Offer, we are offering up to an aggregate of 3,092,900 shares of Common Stock in exchange for the Private Warrants (other than the Private Warrants held directly by Mr. Mirro), which shares would collectively represent 2.8% of the outstanding shares of Common Stock after giving effect to the Offer.

The Offer is not being made to holders of our public warrants (the “Public Warrants”), which were initially issued as part of units in the Company’s IPO, or our warrants that were issued in a private placement in connection with our initial business combination that closed in September 2022 (the “PIPE Warrants”).

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AMPX”. The Private Warrants are not publicly traded. The Private Warrants are governed by the Warrant Agreement, dated as of March 1, 2022, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (as amended, the “Warrant Agreement”).

The Offer is made solely upon the terms and conditions in this Prospectus/Offer to Exchange and in this Letter of Transmittal. The Offer will be open until 5:00 p.m., Eastern Time, on July 23, 2024, or such later time and date to which we may extend (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”).

Each holder whose Private Warrants are exchanged pursuant to the Offer will receive 0.197 shares of Common Stock for each Private Warrant tendered by such holder and exchanged. Any Private Warrant holder that participates in the Offer may tender some or all of its Private Warrants for exchange.

No fractional shares of Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Private Warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share of Common Stock multiplied by the last sale price of our Common Stock on the NYSE on the last trading day of the Offer Period.

We may withdraw the Offer only if the conditions to the Offer are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered Private Warrants to the holders.

A holder of Private Warrants should complete, execute and deliver this Letter of Transmittal to indicate the action it desires to take with respect to the Offer.

As used in this Letter of Transmittal with respect to the tender procedures set forth herein, the term “registered holder” means any person in whose name Private Warrants are registered on the books of the Company or the books of the Exchange Agent.

THE OFFER IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

PLEASE SEE THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL BEGINNING ON PAGE 8 FOR THE PROPER USE AND DELIVERY OF THIS LETTER OF TRANSMITTAL.

DESCRIPTION OF PRIVATE WARRANTS TENDERED

List below the Private Warrants to which this Letter of Transmittal relates.

Name(s) and Address(es) of Registered Holder(s) of Private Warrants	Number of Private Warrants Tendered

Total:

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE

ACCOMPANYING INSTRUCTIONS CAREFULLY.

Amprius Technologies, Inc.

c/o Continental Stock Transfer & Trust Company, as Exchange Agent

One State Street, 30th Floor

New York, NY 10004

Attn: Corporate Action

Upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and in this Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby:

(i)

tenders to the Company for exchange pursuant to the Offer the number of Private Warrants indicated above in this Letter of Transmittal under “Description of Private Warrants Tendered—Number of Private Warrants Tendered;” and

(ii)

subscribes for the shares of Common Stock issuable upon the exchange of such tendered Private Warrants pursuant to the Offer, being 0.197 shares of Common Stock for each Private Warrant so tendered for exchange.

Except as stated in the Prospectus/Offer to Exchange, the tender made hereby is irrevocable. The undersigned understands that this tender will remain in full force and effect unless and until such tender is withdrawn and revoked in accordance with the procedures set forth in the Prospectus/Offer to Exchange and this Letter of Transmittal. The undersigned understands that this tender may not be withdrawn after the Expiration Date, and that a notice of withdrawal will be effective only if delivered to the Exchange Agent in accordance with the specific withdrawal procedures set forth in the Prospectus/Offer to Exchange.

The undersigned understands that, upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and this Letter of Transmittal, Private Warrants properly tendered and not withdrawn that are accepted for exchange will be exchanged for shares of Common Stock. The undersigned understands that, under certain circumstances, the Company may not be required to accept any of the Private Warrants tendered (including any Private Warrants tendered after the Expiration Date). If any Private Warrants are not accepted for exchange for any reason or if tendered Private Warrants are withdrawn, such unexchanged or withdrawn Private Warrants will be returned without expense to the tendering holder.

Subject to, and effective upon, the Company’s acceptance of the undersigned’s tender of Private Warrants for exchange pursuant to the Offer as indicated under “Description of Private Warrants Tendered—Number of Private Warrants Tendered” above in this Letter of Transmittal, the undersigned hereby:

(i)

assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, such Private Warrants;

(ii)	waives any and all rights with respect to such Private Warrants (except as to any claims of such holder under federal securities laws and the rules and regulations thereunder);

(iii)

releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of or related to such Private Warrants (except as to any claims of such holder under federal securities laws and the rules and regulations thereunder);

(iv)	acknowledges that the Offer is discretionary and may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; and

(v)	acknowledges the future value of the Private Warrants is unknown and cannot be predicted with certainty.

The undersigned understands that tenders of Private Warrants pursuant to any of the procedures described in the Prospectus/Offer to Exchange and in the instructions in this Letter of Transmittal, if and when accepted by the Company, will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

Effective upon acceptance for exchange, the undersigned hereby irrevocably constitutes and appoints the Exchange Agent, acting as agent for the Company, as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Private Warrants tendered hereby, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(i)	present such Private Warrants for transfer of ownership on the books of the Company;

(ii)

cause ownership of such Private Warrants to be transferred to, or upon the order of, the Company on the books of the Company or its agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company; and

(iii)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Private Warrants;

all in accordance with the terms of the Offer, as described in the Prospectus/Offer to Exchange and this Letter of Transmittal.

The undersigned hereby represents, warrants and agrees that:

(i)	the undersigned has full power and authority to tender the Private Warrants tendered hereby and to sell, exchange, assign and transfer all right, title and interest in and to such Private Warrants;

(ii)	the undersigned has full power and authority to subscribe for all of the shares of Common Stock issuable pursuant to the Offer in exchange for the Private Warrants tendered hereby;

(iii)

the undersigned has good, marketable and unencumbered title to the Private Warrants tendered hereby, and upon acceptance of such Private Warrants by the Company for exchange pursuant to the Offer the Company will acquire good, marketable and unencumbered title to such Private Warrants, in each case free and clear of any security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations of any kind, and not subject to any adverse claim;

(iv)

the undersigned will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete and give effect to the transactions contemplated hereby;

(v)	the undersigned has received and reviewed the Prospectus/Offer to Exchange and this Letter of Transmittal;

(vi)

the undersigned acknowledges that none of the Company, the Exchange Agent or any person acting on behalf of any of the foregoing has made any statement, representation or warranty, express or implied, to the undersigned with respect to the Company, the Offer, the Private Warrants, or the shares of Common Stock, other than the information included in the Prospectus/Offer to Exchange (as amended or supplemented prior to the Expiration Date);

(vii)	the terms and conditions of the Prospectus/Offer to Exchange shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

(viii)	the undersigned understands that tenders of Private Warrants pursuant to the Offer and in the instructions hereto constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(ix)	the undersigned is voluntarily participating in the Offer; and

(x)	the undersigned agrees to all of the terms of the Offer.

Unless otherwise indicated under “Special Issuance Instructions” below, the Company will issue in the name(s) of the undersigned as indicated under “Description of Private Warrants Tendered” above, the shares of Common Stock to which the undersigned is entitled pursuant to the terms of the Offer in respect of the Private Warrants tendered and exchanged pursuant to this Letter of Transmittal. If the “Special Issuance Instructions” below are completed, the Company will issue such shares of Common Stock in the name of (and pay cash in lieu of any fractional shares to) the person or account indicated under “Special Issuance Instructions.”

The undersigned agrees that the Company has no obligation under the “Special Issuance Instructions” provision of this Letter of Transmittal to effect the transfer of any Private Warrants from the holder(s) thereof if the Company does not accept for exchange any of the Private Warrants tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of the undersigned in this Letter of Transmittal will be deemed to be automatically repeated and reconfirmed on and as of each of the Expiration Date and completion of the Offer. The authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned acknowledges that the undersigned has been advised to consult with its own legal counsel and other advisors (including tax advisors) as to the consequences of participating or not participating in the Offer.

SPECIAL ISSUANCE INSTRUCTIONS

(SEE INSTRUCTIONS, INCLUDING

INSTRUCTIONS 2, 3 AND 4)

To be completed ONLY if the shares of Common Stock issued pursuant to the Offer in exchange for Private Warrants tendered hereby and any Private Warrants delivered to the Exchange Agent herewith but not tendered and exchanged pursuant to the Offer, are to be issued in the name of someone other than the undersigned. Issue all such shares of Common Stock and untendered Private Warrants to:

Name:
Address:

(PLEASE PRINT OR TYPE)

(INCLUDE ZIP CODE)

(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)

IMPORTANT: PLEASE SIGN HERE

(SEE INSTRUCTIONS AND ALSO COMPLETE ACCOMPANYING IRS FORM W-9

OR APPROPRIATE IRS FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the Private Warrants indicated in the table above entitled “Description of Private Warrants Tendered.”

SIGNATURES REQUIRED

Signature(s) of Registered Holder(s) of Private Warrants

X

X

Date:

(The above lines must be signed by the registered holder(s) of Private Warrants as the name(s) appear(s) on the Private Warrants, or by person(s) authorized to become registered holder(s) by a properly completed assignment from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Private Warrants to which this Letter of Transmittal relates are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority so to act. See Instruction 2 regarding the completion and execution of this Letter of Transmittal.)

Name:

Capacity:

Address:

Area Code and Telephone Number:

(PLEASE PRINT OR TYPE)

(INCLUDE ZIP CODE)

GUARANTEE OF SIGNATURE(S) (IF REQUIRED)

(SEE INSTRUCTIONS, INCLUDING INSTRUCTION 3)

Certain signatures must be guaranteed by Eligible Institution.

Signature(s) guaranteed by an Eligible Institution:

Authorized Signature

Title

Name of Firm

Address, Including Zip Code

Area Code and Telephone Number

Date:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guaranteed Delivery. Private Warrant holders desiring to tender Private Warrants pursuant to the Offer but whose Private Warrants cannot otherwise be delivered with all other required documents to the Exchange Agent prior to the Expiration Date may nevertheless tender Private Warrants, as long as all of the following conditions are satisfied:

i.	the tender must be made by or through an “Eligible Institution” (as defined in Instruction 3);

ii.

the Exchange Agent receives by hand, mail, overnight courier or facsimile transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided with this Prospectus/Offer to Exchange, with signatures guaranteed by an Eligible Institution; and

iii.

a properly completed and duly executed Letter of Transmittal with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent within two days that the NYSE is open for trading after the date the Exchange Agent receives such Notice of Guaranteed Delivery.

A Private Warrant holder may deliver the Notice of Guaranteed Delivery by facsimile transmission or mail to the Exchange Agent.

Except as specifically permitted by the Prospectus/Offer to Exchange, no alternative or contingent exchanges will be accepted. In any case where the guaranteed delivery procedure is utilized for the tender of Private Warrants pursuant to the Offer, the issuance of Common Stock for those Private Warrants tendered for exchange pursuant to the Offer and accepted pursuant to the Offer will be made only if the Exchange Agent has timely received the applicable foregoing items.

2. Signatures on Letter of Transmittal and other Documents. For purposes of the tender procedures set forth in this Letter of Transmittal, the term “registered holder” means any person in whose name Private Warrants are registered on the books of the Company or the books of the Exchange Agent.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary or representative capacity, such person must so indicate when signing and, unless waived by the Company, must submit to the Exchange Agent proper evidence satisfactory to the Company of the authority so to act.

3. Guarantee of Signatures. No signature guarantee is required if:

(i)

this Letter of Transmittal is signed by the registered holder of the Private Warrants and such holder has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions”; or

(ii)

such Private Warrants are tendered for the account of an Eligible Institution. An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

IN ALL OTHER CASES, AN ELIGIBLE INSTITUTION MUST GUARANTEE ALL SIGNATURES ON THIS LETTER OF TRANSMITTAL BY COMPLETING AND SIGNING THE TABLE ENTITLED “GUARANTEE OF SIGNATURE(S)” ABOVE.

4. Private Warrants Tendered. Any Private Warrant holder who chooses to participate in the Offer may exchange some or all of such holder’s Private Warrants pursuant to the terms of the Offer.

5. Inadequate Space. If the space provided under “Description of Private Warrants Tendered” is inadequate, the name(s) and address(es) of the registered holder(s), number of Private Warrants being delivered herewith, and number of such Private Warrants tendered hereby should be listed on a separate, signed schedule and attached to this Letter of Transmittal.

6. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Private Warrants to the Company in the Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

(i)	If our Common Stock is to be registered or issued in the name of any person other than the person signing this Letter of Transmittal; or

(ii)	if tendered Private Warrants are registered in the name of any person other than the person signing this Letter of Transmittal.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the Private Warrants tendered by such holder.

7. Validity of Tenders. All questions as to the form, validity, eligibility (including time of receipt) and acceptance of any tender of Private Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Private Warrants it determines not to be in proper form or to reject those Private Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular Private Warrants, whether or not similar defects or irregularities are waived in the case of other tendered Private Warrants. The Company’s interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Warrants must be cured within such time as the Company shall determine. None of the Company, the Exchange Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders of Private Warrants, and none of them will incur any liability for failure to give any such notice. Tenders of Private Warrants will not be deemed to have been validly made until all defects and irregularities have been cured or waived. Any Private Warrants received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date. Private Warrants holders who have any questions about the procedure for tendering Private Warrants in the Offer should contact the information agent at the address and telephone number indicated herein.

8. Waiver of Conditions. The Company reserves the absolute right to waive any condition, other than as described in the section of the Prospectus/Offer to Exchange entitled “The Offer—General Terms—Conditions to the Offer.”

9. Withdrawal. Tenders of Private Warrants may be withdrawn only pursuant to the procedures and subject to the terms set forth in the section of the Prospectus/Offer to Exchange entitled “The Offer—Withdrawal Rights.” Private Warrant holders can withdraw tendered Private Warrants at any time prior to the Expiration Date, and Private Warrants that the Company has not accepted for exchange by August 19, 2024, may thereafter be withdrawn at any time after such date until such Warrants are accepted by the Company for exchange pursuant to the Offer. Except as otherwise provided in the Prospectus/Offer to Exchange, in order for the withdrawal of Private Warrants to be effective, a written notice of withdrawal satisfying the applicable requirements for withdrawal set forth in the section of the Prospectus/Offer to Exchange entitled “The Offer—Withdrawal Rights” must be timely received from the holder by the Exchange Agent at its address stated herein, together with any other information required as described in such section of the Prospectus/Offer to Exchange.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its reasonable discretion, and its determination shall be final and binding. None of the Company, the Exchange Agent or any other person is under any duty to give notification of any defect or irregularity in any notice of withdrawal or will incur any liability for failure to give any such notification. Any Private Warrants properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, at any time prior to the Expiration Date, a Private Warrant holder may re-tender withdrawn Private Warrants by following the applicable procedures discussed in the Prospectus/Offer to Exchange and this Letter of Transmittal.

10. Questions and Requests for Assistance and Additional Copies. Please direct questions or requests for assistance, or additional copies of the Prospectus/Offer to Exchange, Letter of Transmittal or other materials, in writing to Company at:

Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

Attn: Investor Relations

Telephone: (800) 425-8803

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH THE TENDERED PRIVATE WARRANTS AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, UNLESS A NOTICE OF GUARANTEED DELIVERY IS RECEIVED BY THE EXCHANGE AGENT BY SUCH DATE.

The Exchange Agent for the Offer is:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Corporate Action